Hawkins Accounting
Certified Public Accountant
Audit - tax - consulting

CONSENT OF INDEPENDENT AUDITOR

As the independent auditor for Corporate Equity Investments, Inc., I hereby consent to the incorporation by reference in this form 10K Statement of my report, relating to the audited financial statements and financial statement schedules of Corporate Equity Investments, Inc. as of December 31, 2007 and 2006 and the related statement of operations, stockholders' equity and cash flows for the years ended December 31, 2007 and 2006. My audit report dated February 2, 2008.

/s/ Hawkins Accounting
Hawkins Accounting
Los Angeles, CA

March 12, 2008